                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 9, 1996, except for Note 12 as to which the date is September 10, 1996, in the Post-Effective Amendment No. 4 to the Registration Statement (Form SB-2 No. 33-98808) and related Prospectus of USA Technologies, Inc. dated March 6, 1997, for the registration of 5,100,000 shares of its common stock.





                                                      /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
March 6, 1997